Exhibit 10.4

EMPLOYEE INVENTIONS AND ASSIGNMENT AGREEMENT
THIS AGREEMENT is made by and between MiMedx Group, Inc. (the “Company”) and Name (the “Employee”), (together referred to as “Parties,” or individually as “Party”). In consideration of the employment of the Employee and the salary and other remuneration and benefits paid by the Company to the Employee while Employee is employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and effective as of the date hereof, Employee hereby agrees as follows:
1. Inventions. Employee agrees that all Subject Inventions conceived or first reduced to practice by Employee as part of, or related to, Employee’s employment by the Company, and all patent rights and copyrights in and to such Subject Inventions will become the property of the Company. Employee hereby irrevocably assigns and agrees to assign to the Company or Company’s designee, without further consideration, all of Employee’s entire right, title, and interest in and to all Subject Inventions, other than the Excluded Inventions, including, without limitation, all rights to obtain, register, perfect, and enforce patents, copyrights, and other intellectual property protection for the Subject Inventions.
2. Copyrights. Employee agrees to assign and hereby does assign to the Company all right, title and interest in and to all copyrights that Employee may have now, or in the future, in and to such Subject Works. To the fullest extent possible, the Subject Works shall be deemed a “work made for hire” for the purposes of U.S. Copyright Act, 17 U.S.C. § 101 et seq., as amended. In addition, to the extent that Employee has any right of attribution and/or integrity in or to any specific portion of the Subject Works under the laws of the United States of America (including but not limited to 17 USC 106A) or any foreign country, Employee hereby waives (a) any right to prevent the distortion, mutilation, modification or destruction of the original art and (b) any right to require that Employee’s name be used in association with that specific portion of the Subject Works or with any work based thereon. The waiver specified by this Section 4 shall be for the benefit of the Company and shall survive the expiration or termination for any reason of Employee’s employment by the Company.
3. License. To the extent that the Company's use or exploitation of the Subject Inventions or Subject Works made or contributed by Employee hereunder may require a license from Employee under any other proprietary rights held by Employee, Employee hereby grants the Company a fully-paid, royalty-free, non-exclusive, perpetual, worldwide license, with unlimited right to sublicense, to make, use, sell, copy, modify, prepare derivative works of, publish, distribute, perform, display and otherwise exploit such Subject Inventions or Subject Works. The Company may freely transfer or assign its rights generally in the Subject Inventions or Subject Works.
4. Invention Disclosure. Employee will disclose promptly and in writing to the Company, all Inventions and Works which Employee has conceived, made, will make or have reduced or will reduce to practice as part of, or related to, Employee’s employment by the Company; and Employee will make such disclosures in a form that will allow the Company to determine if any such Inventions or Works are Subject Inventions or Subject Works as applicable. Employee hereby represents to the Company that, except in relation to the Excluded Inventions, Employee owns no Inventions, patent registrations or applications, or copyright registrations or applications, individually or jointly with others.
5. Cooperation in Patent and Copyright Applications and Ownership Rights. Employee agrees that should the Company elect to file an application for patent or copyright protection, either in the United States, or in any foreign country, on a Subject Invention or Subject Work of which Employee is or was an inventor, creator or author, Employee will execute all necessary truthful papers, including formal assignments to the Company relating to such patent and/or copyright applications and provide all such cooperation and assistance as is reasonably required for the orderly prosecution of any such applications or assignments. Employee further agrees that he or she will execute and deliver to the Company, its successors and assigns, any assignments and documents the Company requests for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive, perpetual, and worldwide ownership of all right, title, and interest of every kind and nature, in and to a Subject Invention or Subject Work, and Employee constitutes and appoints the Company as his or her agent and attorney‑in‑fact to execute and deliver any such assignments or documents, including applications for patent or copyright protection, this power and agency being coupled with an interest and being irrevocable. Employee’s obligations under this Section 5 shall continue during the term of the Employee’s employment with the Company and shall survive the termination or expiration for any reason or no reason of the Employee’s employment with the Company.
6. Representations and Prior Agreements. Employee represents and warrants to the Company that no provision of any agreement by which Employee is bound (i) prohibits or in any way restricts Employee’s employment by the Company or (ii) requires Employee to assign or otherwise transfer to any person or entity, other than the Company, any Work or Invention created, conceived or first reduced to practice by Employee as part of or related to Employee’s provision of employment services. In addition, Employee represents and warrants to the Company that (a) Employee will not use any Trade Secrets of any third party in Employee’s provision of employment services and the Subject Inventions and (b) except as otherwise agreed to in writing by the Company, the Subject Works will contain only original Inventions and Works conceived, developed and reduced to practice by Employee.
7. Agreements With Third Parties. Employee acknowledges that the Company from time to time may have agreements with other persons which impose obligations or restrictions on the Company regarding Inventions or Works made during the course of work under such agreements or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.
8. Employee Indemnification. Employee hereby agrees to defend, indemnify and hold harmless the Company and its officers, directors, employees and shareholders, from and against any and all claims and liabilities and any and all damages, costs, expenses and reasonable attorneys’ fees incident thereto, (i) for property damage, death or bodily injury suffered by any person arising from any neglect, act or omission or willful misconduct of Employee; (ii) related to or arising from Employee’s failure to perform or any other breach of the obligations set forth above for Employee and (iii) any breach of the warranties and representations made by Employee in Section 7 above.
9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and by any one or more of the following means: (i) if mailed by prepaid certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, such notice shall be deemed to have been received on the date shown on the receipt; (ii) if telecopied, such notice shall be followed forthwith by letter by first class mail, postage prepaid, and shall be deemed to have been received on the next business day following dispatch by telecopy and acknowledgment of receipt by the recipient's telecopy machine; (iii) if delivered by hand, such notice shall be deemed effective when delivered; or (iv) if delivered by national overnight courier, such notice shall be deemed to have been received on the next business day following delivery to such courier. All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:
If to the Company:
MiMedx Group, Inc.
1775 West Oak Commons Ct., NE
Marietta, GA 30062
Attn: General Counsel
Facsimile: (770) 590-3567

If to Employee:

____________________________________
____________________________________
____________________________________

10. Choice of Law and Forum Selection. All provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without reference to principles of conflict of laws. Any lawsuit, claim, or other legal proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts located in or covering Cobb County Georgia, and the Employee and the Company hereby submit to the personal jurisdiction and venue of the state and federal courts located in or covering Cobb County Georgia. In the event Company is the prevailing party in any such proceeding, the Employee shall reimburse the Company for the costs (including reasonable attorney’s fees) incurred by the Company in such proceeding.
11. Injunctive Relief. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company shall suffer irreparable injury for which there is no adequate remedy at law, and the Company will therefore be entitled to injunctive relief from the federal or state courts located in or covering Cobb County Georgia enjoining said breach or threatened breach. The existence of any claim or cause of action by Employee against the Company, including any dispute relating to the termination of this Agreement, shall not constitute a defense to enforcement of the covenants and promises contained herein by injunction. Employee further acknowledged that the Company also shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

12. Miscellaneous. In the event of any breach or threatened breach of this agreement Employee agrees that money damages alone would not be a sufficient remedy, and, accordingly, the Company shall be entitled to preliminary and permanent injunctive relief and specific performance to enforce the provisions of this Agreement without being required to show any actual damage or to post any bond or other security, but nothing herein shall preclude the Company from pursuing any action or other remedy for any breach or threatened breach of this Agreement.

This Agreement will be binding upon Employee and inure to the benefit of the Company and its respective successors and assigns. Employee may not assign Employee’s duties and obligations hereunder. Any Section of this Agreement whose terms, conditions or obligations have not been, or cannot be, fully performed prior to the termination or expiration of this Agreement for any reason shall survive such termination or expiration of this Agreement, along with all definitions required by such Section. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and supersedes all previous agreements between the Company and Employee relating to the subject matter of this Agreement. No provision of this Agreement shall be deemed waived, amended or modified by the Company, unless such waiver, amendment or modification is made in writing and signed by the Company and Employee.

13. Definitions. Unless otherwise expressly provided herein or unless the context otherwise requires, the following terms shall be defined as follows:
“Excluded Invention” means any Invention listed on Exhibit “A” of this Agreement that existed prior to Employee’s employment by the Company and would be a Subject Invention if such Invention was or is made during Employee’s employment by the Company.
“Invention” means any idea, discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which Employee has a reasonable basis to believe may be new.
“Subject Invention” means any Invention which is conceived by Employee alone or in a joint effort with others and which indirectly or directly results from Employee’s employment by the Company.
“Subject Work” means any Work which is conceived by Employee alone or in a joint effort with others and which indirectly or directly results from Employee’s employment by the Company.
“Work” means a copyrightable work of authorship, including without limitation, any technical description for products, user’s guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such material.
14. Acknowledgement. Employee understands that this Agreement, as a condition of Employee’s retention by the Company, (a) contains an assignment of certain patent rights, copyrights and related rights to inventions and works of authorship that Employee conceives while providing services to the Company, (b) may affect Employee’s rights to inventions and works of authorship owned by Employee at the time Employee’s employment by the Company commences, and (c) imposes upon Employee certain confidentiality restrictions with respect to Confidential Information and Trade Secrets belonging to the Company. Employee has read this Agreement carefully and has been given the opportunity to have this Agreement reviewed by Employee’s legal counsel before signing.

Employee has carefully read and understands the provisions of this Agreement, and has the opportunity to seek independent legal advice prior to signing the Agreement. Nothing contained in this Agreement creates a contractual right to employment for a definite term, and either Party may terminate the employment subject to this Agreement with or without cause at any time, and for any reason, including no reason. Employee represents and warrants that Employee has entered into this Agreement voluntarily and after consulting with whomsoever Employee wished, intending to be legally bound.

Executed this      day of     ,     .
(day)    (month)    (year)

MiMedx Group, Inc.

Name	By: Thornton A. Kuntz, Jr. Senior Vice President, Administration

Exhibit “A”

Excluded Inventions, Improvements, and
Original Works of Authorship

Title	Date	Identifying Number or Brief Description

______Employee Initial            Page 1 of 4